First Place Financial Corp.                                   OC Financial, Inc.
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June 17, 2008                                              FOR IMMEDIATE RELEASE

For more information, contact:
First Place Financial Corp.                                OC Financial Inc.
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Steven R. Lewis, President & CEO                           Diane M. Gregg,
David W. Gifford, CFO                                      President & CEO
330-373-1221                                               614-761-2302

                          OC Financial, Inc. Announces
     Shareholder Vote in Favor of Acquisition by First Place Financial Corp.

WARREN and DUBLIN, Ohio, June 17, 2008 - OC Financial, Inc. (OTC-BB: OCFL), the holding company for Ohio Central Savings, today announced that its shareholders approved the proposed acquisition of OC Financial by First Place Financial Corp. (NASDAQ: FPFC), the holding company for First Place Bank, at the annual meeting of shareholders of OC Financial held on June 16, 2008. The terms of the merger agreement by and between First Place and OC Financial call for shareholders of OC Financial to receive 0.9615 shares of First Place common stock for each share of OC Financial common stock that they own.

The acquisition received regulatory approval from the Office of Thrift Supervision, but remains subject to certain customary closing conditions. Both companies anticipate completing the acquisition by the end of June 2008 and the subsequent merger of First Place Bank and Ohio Central Savings by the middle of July 2008.

At the annual meeting, shareholders of OC Financial also reelected directors Robert W. Hughes, Thomas H. Lagos and Thomas J. Parliment and ratified the appointment of OC Financial's independent registered public accounting firm, Beard Miller Company LLP.

About First Place Financial Corp.

First Place Financial Corp., a $3.3 billion financial services holding company based in Warren, Ohio, operates 43 retail locations, 2 business financial service centers and 20 loan production offices through the First Place Bank and Franklin Bank divisions of First Place Bank. Additional affiliates of First Place Financial Corp. include First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd.; TitleWorks Agency, LLC; and APB Financial Group, Ltd., an employee benefit-consulting firm and specialist in wealth management services for businesses and consumers. Information about First Place Financial Corp. may be found on the Company's Web site at www.firstplacebank.com.
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About OC Financial, Inc.

OC Financial, Inc. is a $68.5 million financial services holding company headquartered in Dublin, Ohio. Its primary subsidiary, Ohio Central Savings provides financial services to individuals, families and businesses in the Columbus, Ohio and Cleveland, Ohio metropolitan areas through full service banking offices located in Dublin, Ohio and Cleveland Heights, Ohio. Information about OC Financial may be found on the Company's Web site at www.ocsavings.com.
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

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as "expect," "believe," "intend," "plan," "estimate," "may," "should," "will likely result," "will continue," "is anticipated," "estimate," "project" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those indicated in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in forward looking statements: (1) the businesses of First Place and OC Financial may not be combined successfully or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) changes in general economic conditions, which could affect the volume of loan originations, deposit flows and real estate values, credit quality trends; (5) changes in laws, regulations or policies by government or regulatory agencies, (6) fluctuations in interest rates, (7) change in the demand for loans in the market areas that First Place and OC Financial conduct their respective business, and
(8) competition from other financial services companies in First Place's and OC Financial's markets. These statements include, but are not limited to, statements about First Place's and OC Financial's plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts. First Place and OC Financial caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. First Place and OC Financial undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.